       As filed with the Securities and Exchange Commission on May 21, 1997
                                                 Registration No. 333-_______
-------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                ______________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                _____________________

                                  NASH-FINCH COMPANY
                (Exact name of registrant as specified in its charter)
                    DELAWARE                          41-0431960
          (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

                                _____________________

                               7600 France Avenue South
                                     P.O. Box 355
                           Minneapolis, Minnesota 55440-0355
                                    (612) 832-0534
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                _____________________
                                  NASH-FINCH COMPANY
                              1997 NON-EMPLOYEE DIRECTOR
                               STOCK COMPENSATION PLAN
                               (Full title of the plan)
                                ______________________
                                   NORMAN R. SOLAND
                            VICE PRESIDENT, SECRETARY AND
                                   GENERAL COUNSEL
                                  NASH-FINCH COMPANY
                               7600 FRANCE AVENUE SOUTH
                                     P.O. BOX 355
                          MINNEAPOLIS, MINNESOTA 55440-0355
                                    (612) 832-0534
                  (Name and address, including zip code, and telephone
                    number, including area code, of agent for service)
                              _________________________

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                            _____________________________
                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE PER  AGGREGATE OFFERING        AMOUNT OF
         REGISTERED             REGISTERED(1)         SHARE(2)           PRICE(2)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.66-2/3 per share. . . . . .  100,000 shares        $18.75          $1,875,000.00           $569.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Nash-Finch Company 1997 Non-Employee Director Stock Compensation Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average between the high and low reported sale prices of the Registrant's Common Stock on May 14, 1997 on the national over-the-counter market, as reported by the Nasdaq National Market.

-------------------------------------------------------------------------------

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Nash-Finch Company (the "Company" or the "Registrant") (File No. 0-785) with the Securities and Exchange
Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-K for the year ended December 28, 1996; (2) Quarterly Report on Form 10-Q for the quarter ended March 22, 1997; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 28, 1996; (4) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description; and (5) the description of the common stock purchase rights contained in the Company's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The consolidated financial statements and financial statement schedule of the Company as of December 28, 1996 and December 30, 1995 incorporated by reference or appearing in the Company's Annual Report
(Form 10-K) for the year ended December 28, 1996, have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 1994, by KPMG Peat Marwick LLP, independent auditors, as set forth in their respective reports thereon incorporated by reference therein and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the respective reports of Ernst & Young LLP and KPMG Peat Marwick LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable - The Company's Common Stock and common stock purchase rights to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses
(including attorney's fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Indemnification of expenses (including attorney's fees) is authorized in stockholder derivative suits where such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and so long as he or she had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deemed proper. Section 145 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Article XV of the Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that personal liability shall not be eliminated or limited to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware, dealing with the unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction in which the director received an improper personal benefit. In addition, the personal liability of directors is further limited to the fullest extent permitted to the General Corporation Law of Delaware, as amended from time to time.

         Article V of the Company's Restated Bylaws, as amended (the "Bylaws"), provides that directors, officers and employees, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company against reasonable expenses incurred in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which such person may be involved by reason of any action taken or not taken in such person's capacity as a director, officer or employee of the Company, provided that such person acted in good faith in what was reasonably believed to be in the best interests of the Company, and, with respect to criminal proceedings, reasonably believed that such conduct was lawful. Article V of the Bylaws further provides that directors, officers and employees will be indemnified to the fullest extent permitted by Delaware law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company. The Company has also entered into indemnification agreements with each of its directors providing such directors with indemnification to the fullest extent permitted by the General Corporation Law of Delaware.

         The foregoing represents a summary of the general effect of the DGCL, the Company's By-Laws and Restated Certificate of Incorporation, the Company's directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable - no securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1985 (File No. 0-785)).
4.2 Amendment to Restated Certificate of Incorporation of the Company, effective May 29, 1986 (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).
4.3 Amendment to Restated Certificate of Incorporation of the Company, effective May 15, 1987 (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).
4.4 Amended Bylaws of the Company (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 (File No. 0-785)).
4.5   Form of Common Stock Certificate (incorporated by reference to
      Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 30, 1989 (File No. 0-785)).
4.6 Stockholder Rights Agreement, dated February 13, 1996, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 4 to the Company's Annual Report on Form 8-K, dated February 13, 1996 (File No. 0-785)).
5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).
23.1  Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).
23.2  Consent of Ernst & Young LLP (filed herewith electronically).
23.3  Consent of KPMG Peat Marwick LLP (filed herewith electronically).
24.1  Power of Attorney (included on page 6 of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 21, 1997.

                                NASH-FINCH COMPANY

                                By:  /s/ Alfred N. Flaten
                                     -------------------------------------
                                     Alfred N. Flaten
                                     President and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred N. Flaten and Norman R. Soland and each or any one of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 21, 1997 by the following persons in the capacities indicated.


/s/ Alfred N. Flaten                   /s/ John R. Scherer
___________________________________    _________________________________________
Alfred N. Flaten                       John R. Scherer, Vice President and Chief
President, Chief Executive Officer     Financial Officer
(Principal Executive Officer) and      (Principal Financial Officer)
Director

/s/ Lawrence A. Wojtasiak              /s/ Richard A. Fisher
___________________________________    _________________________________________
Lawrence A. Wojtasiak, Controller      Richard A. Fisher, Director
(Principal Accounting Officer)


___________________________________    _________________________________________
Carole F. Bitter, Director             John H. Grunewald, Director

/s/ Allister P. Graham                 /s/ Jerry L. Ford
___________________________________    _________________________________________
Allister P. Graham, Director           Jerry L. Ford, Director

/s/ Richard G. Lareau                  /s/ Donald R. Miller
___________________________________    _________________________________________
Richard G. Lareau, Director            Donald R. Miller, Director

/s/ Don E. Marsh                       /s/ Jerome O. Rodysill
___________________________            ________________________________
Don E. Marsh, Director                 Jerome O. Rodysill, Director

/s/ Robert F. Nash
___________________________
Robert F. Nash, Director

                                  INDEX TO EXHIBITS

ITEM              DESCRIPTION                             METHOD OF FILING
----              -----------                             ----------------
NO.
----

 4.1  Restated Certificate of Incorporation of    Incorporated by reference to
      the Company ............................    Exhibit 3.1 to the Company's
                                                  Annual Report on Form 10-K for
                                                  the fiscal year ended December
                                                  28, 1985 (File No. 0-785).

 4.2  Amendment to Restated Certificate of        Incorporated by reference to
      Incorporation of the Company,               Exhibit 19.1 to the Company's
      effective May 29, 1986..................    Quarterly Report on Form 10-Q
                                                  for the quarter ended
                                                  October 4, 1986 (File No.
                                                  0-785).

 4.3  Amendment to Restated Certificate of        Incorporated by reference to
      Incorporation of the Company,               Exhibit 4.5 to the Company's
      effective May 15, 1987..................    Registration Statement on
                                                  Form S-3(File No. 33-14871).

 4.4  Amended Bylaws of the Company...........    Incorporated by reference to
                                                  Exhibit 3.4 to the Company's
                                                  Annual Report on Form 10-K for
                                                  the fiscal year ended
                                                  December 30, 1995 (File No.
                                                  0-785).

 4.5  Form of Common Stock Certificate........    Incorporated by reference to
                                                  Exhibit 4.1 to the Company's
                                                  Annual Report on Form 10-K for
                                                  the year ended December 30,
                                                  1989 (File No. 0-785).

 4.6  Stockholder Rights Agreement,               Incorporated by reference to
      dated February 13, 1996, between the        Exhibit 4 to the Company's
      Company and Norwest Bank                    Annual Report on Form 8-K,
      Minnesota, National Association             dated February 13, 1996
                                                  (File No. 0-785).

 5.1  Opinion and Consent of Oppenheimer          Filed herewith electronically.
      Wolff & Donnelly........................

23.1  Consent of Oppenheimer Wolff..........      Included in Exhibit 5.1.
      & Donnelly

23.2  Consent of Ernst & Young LLP..........      Filed herewith electronically.

23.3  Consent of KPMG Peat Marwick LLP......      Filed herewith electronically.

24.1  Powers of Attorney....................      Included on page 6 of this
                                                  Registration Statement.